                                                                   EXHIBIT 99(c)
[ALLETE LOGO]

DAVID G. GARTZKE
CHAIRMAN, ALLETE BOARD OF DIRECTORS

                                        August 24, 2004

Dear Shareholder:

         Your board of directors has taken action on several issues related to the upcoming separation of ADESA from ALLETE. These matters are important to all ALLETE shareholders, and I urge you to read this letter carefully. We have enclosed with this mailing a question-and-answer sheet and a copy of a news release we issued. I want you to fully understand this transaction and the key events that will transpire over the next month.

SPIN-OFF OF ADESA TO ALLETE SHAREHOLDERS:
-----------------------------------------

         I'm pleased to report that the SPIN-OFF OF ADESA (NYSE:KAR) FROM ALLETE (NYSE:ALE) WILL TAKE PLACE SEPTEMBER 20, 2004. ON THAT DAY, INVESTORS WHO OWN SHARES OF ALLETE ON THE RECORD DATE OF SEPTEMBER 13, 2004, ARE EXPECTED TO RECEIVE ONE SHARE OF ADESA STOCK FOR EACH SHARE OF ALLETE THEY HOLD. Shareholders of ALLETE will receive their ADESA shares in direct registration form. Within days after the spin-off, all ALLETE shareholders of record will automatically receive a statement of ownership from ADESA and a check for any fractional share. NO ACTION IS REQUIRED BY YOU TO RECEIVE YOUR SHARES OF ADESA.

         The distribution of ADESA common stock is structured to qualify as a tax-free stock dividend. The result is that you will not recognize a taxable gain or loss as a result of the receipt of ADESA common stock, except with respect to any cash you may receive for a fractional share. You will receive information that will help you calculate the tax basis of your ADESA and ALLETE shares after the spin-off.

ONE-FOR-THREE REVERSE STOCK SPLIT:
----------------------------------

         The ALLETE board of directors has also declared a one-for-three reverse stock split, effective immediately following the spin-off on September 20, whereby every three shares of ALLETE that you own will be converted into one share of "new" ALLETE common stock.

         This reverse split will not affect your investment interest in ALLETE and is intended to increase the share price to a range that is more appealing to a broader group of investors. Here's an example of how the reverse split will work. Let's say you own 300 shares of post-spin-off ALE priced at $9 per share before the reverse split on September 20, 2004. Immediately after the reverse stock split, you would have 100 shares of ALE priced at $27 per share. In both cases, the value of your investment is $2,700.


30 West Superior Street                             Duluth, Minnesota 55802-2093

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August 24, 2004                                                           Page 2

         Investors who hold ALLETE shares in stock certificate form will have to turn in their certificates to the Company's transfer agent, Wells Fargo Bank N.A., after the spin-off to receive their "new" ALLETE shares. The "new" shares will be in direct registration form, and shareholders will receive a statement of ownership and a check for any fractional share. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW; INSTRUCTIONS ON HOW TO DO SO WILL BE SENT TO YOU IN LATE SEPTEMBER.

         Investors who hold ALLETE shares within the Invest Direct stock purchase and dividend reinvestment plan will not have to take any action to receive their "new" shares. The changed price and quantity of your shares will be reflected in the next Invest Direct statement you receive after the spin-off.

ALLETE COMMON STOCK DIVIDEND:
-----------------------------

         ALLETE'S September 1 common stock dividend will be the same as the previous quarter's dividend of $0.2825 per share. The ALLETE BOARD OF DIRECTORS ANTICIPATES DECLARING A QUARTERLY DIVIDEND OF $.30 PER POST-SPLIT SHARE at its regular October meeting for payment on December 1, 2004 to shareholders of record on November 15, 2004.

NOTICE TO PARTICIPANTS IN THE INVEST DIRECT PLAN:
-------------------------------------------------

         In order to facilitate appropriate record keeping for these transactions, the company will be suspending all sales and transfer activity in its Invest Direct stock purchase plan from September 10 until September 20. Optional cash payments received after August 25 will buy shares in post-spin-off ALLETE.

         It's gratifying for all of us at ALLETE and ADESA to be reaching the point where these two fine companies are able to pursue their strategies independently. It has been my distinct pleasure to serve as ALLETE's board chairman during a period of growth and change. As I leave ALLETE to devote my full attention to the leadership of ADESA, you may be assured that your investment in both companies is very much appreciated.

Sincerely,

/s/ David G. Gartzke

David G. Gartzke
Chairman


30 West Superior Street                             Duluth, Minnesota 55802-2093

------------------------
    THE ADESA
    spin-off.
------------------------
    THE ALLETE
    reverse stock split.
------------------------
    A NEW ALLETE
    dividend.
------------------------





    QUESTIONS AND ANSWERS


    How the transactions
    work for you.
             ----

      [ALLETE LOGO]

                 THE ADESA spin-off.

- Q.  What am I going to receive when ADESA
      is spun off?
  A. On September 20, ALLETE expects to distrib-ute one share of ADESA stock for every share of ALLETE stock you own as of September 13, and a check for the value of any fractional share. Your
  ADESA shares will be held in a Direct Registration
  System (DRS) account managed by Wells Fargo
  Bank N.A., ADESA's transfer agent.

------------------------------------------------------

- Q.  Do I have to do anything to receive my
      ADESA shares?
  A.  No, you will not have to do anything to
  receive your shares. You will automatically be mailed a statement from ADESA reflecting your ownership.

------------------------------------------------------

- Q.  What is DRS and how does it work?
  A. DRS is a system for book-entry ownership of stock. It is a service in which shares are owned, recorded and transferred electronically without issuing a physical stock certificate.
  By having the transfer agent keep shareholder records electronically, the risk of lost or stolen stock certificates is eliminated. Shareholders still have all their traditional rights and privileges, without the necessity of holding a physical certificate. You will receive information on how to perform transactions within your DRS account when you receive your new statement of owner-ship. A physical stock certificate will be issued only upon request.

------------------------------------------------------

- Q.  What happens if I buy or sell shares of
      ALLETE before the spin-off date?
  A.  If you buy ALLETE stock before September
  21, you'll be eligible for the ADESA spin-off shares.
  If you sell shares of ALLETE prior to September 21 you will also sell your entitlement to receive any

            THE ALLETE reverse stock split.

  corresponding ADESA spin-off shares. Please note that transactions in ALLETE's Invest Direct plan will be suspended between September 10 and September 20 to accommodate recordkeeping.

------------------------------------------------------

- Q.  What is a reverse stock split?
  A. It is the opposite of a stock split. A reverse split results in a decrease in the number of out-standing shares with a proportionate increase in the price per share so that the total value of the stock owned remains the same. For example, if a shareholder owned 300 shares of ALLETE stock valued at $9 per share immediately after the spin-off of ADESA, he would own 100 shares valued at $27 after the one-for-three reverse stock split.
  In both cases the total value of his investment equals $2700.

     [GRAPHIC ILLUSTRATING THE FOLLOWING OMITTED]

           HOW A REVERSE STOCK SPLIT WORKS

        BEFORE                           AFTER
      you have...                   you will have...

        STOCK                            STOCK
 Three Shares Valued    = $27 =     One Share Valued
    At $9.00 Each     Stock Value      At $27.00

       DIVIDEND                         DIVIDEND
  Quarterly Dividend    = $.30 =    Quarterly Dividend
 10 Cents Each Share               30 Cents Each Share

    Total Quarterly                 Total Quarterly
  Dividend of 30 Cents            Dividend of 30 Cents

------------------------------------------------------

- Q.  Why was a reverse stock split declared?
  A. Our research indicates that common stock priced over $20 appeals to more investors than stock that is priced well under that level. Since
  ALLETE stock would likely trade at a price well under $20 immediately after the spin-off of ADESA, the board declared a one-for-three reverse stock split with the intention of increasing the price to a range that is more appealing to a broader group of investors.

                A NEW ALLETE dividend.

- Q.  What do I need to do to receive my "new"
      ALLETE shares after the reverse split?
  A. If you currently hold a stock certificate, it must be turned in. You should do nothing now; you will receive instructions in late
  September about how to turn in your old
  stock certificates. After you surrender your old certificate, you will automatically be mailed a new DRS statement of ownership from ALLETE and a check for any fractional share.
      If you hold your stock within an Invest
  Direct account, you do not have to do
  anything. Your next Invest Direct statement will reflect your share ownership.

------------------------------------------------------

- Q.  What will the common dividend be?
  A.  The September 1 common stock dividend
  of $0.2825 per share remains unchanged from the previous quarter. The ALLETE board of directors expects to declare a quarterly dividend of $0.30 per post-split share
  (which would be equivalent to $0.10 per
  pre-split share) at its regular October meeting for payment on December 1, 2004 to share-holders of record on November 15, 2004.

------------------------------------------------------

- Q.  Who do I contact at ALLETE with
      questions?
  A.  ALLETE Shareholder Services
      30 W. Superior St., Duluth, MN 55802
      800-535-3056
      FAX: 218-720-2502
      E-mail: shareholder@allete.com


                                        [ALLETE LOGO]

ALLETE, INC.
will spin off its remaining
equity interest in ADESA, Inc.
to shareholders in late
September. Effective
immediately following
and in connection with
the spin-off, the ALLETE
board will declare a
one-for-three reverse stock
split, whereby each three
shares will be converted into
one share of "new" ALLETE
common stock. The ALLETE
board expects to declare
a quarterly dividend of
30 cents per post-split share
at its October meeting for
payment on December 1.

                 [ALLETE LOGO]

          What you will own
         after the spin-off:

         [OMITTED GRAPHIC OF
   NEW YORK STOCK EXCHANGE LISTING
    HIGHLIGHTING SECTIONS A AND K
    WHERE ALLETE STOCK "ALE" AND
   ADESA STOCK "KAR" ARE LISTED.]

    Add share prices and dividends
     of ALLETE and ADESA together.


            [ALLETE LOGO]

30 W. Superior St. / Duluth, MN 55802
           www.allete.com